                                                          Exhibit 23.2

                                                Consent of Ernst & Young LLP

                                                     CONSENT OF INDEPENDENT
                                                  CERTIFIED PUBLIC ACCOUNTANTS

       We consent to the  incorporation by reference in the Registration  Statement (Form S-8) pertaining to the Tropical Sportswear
Int'l Corporation  Non-Employee Director  Stock  Option Plan As Amended of our report  dated  November 19, 2002, with respect to the consolidated financial  statements and schedule of Tropical Sportswear Int'l  Corporation  included in its Annual Report (Form 10-K)
for the year ended September 28, 2002, filed with the Securities and Exchange Commission.

                                                                                                           /s/ ERNST & YOUNG LLP

Tampa, Florida
February 18, 2003